Exhibit 99.1

Inveresk Research Group, Inc. Files Shelf Registration Statement
With the Securities and Exchange Commission

Cary, NC, March 9, 2004 – Inveresk Research Group, Inc. (NASDAQ: IRGI) today announced the filing of a registration statement with the Securities and Exchange Commission covering the re-sale of an aggregate of up to 8,669,714 shares of common stock. All of the shares covered by the registration statement are owned by the selling stockholders named in the filing. None of the shares covered by the registration statement will be sold for the account of Inveresk Research Group, Inc.

The registration statement on Form S-3 has been filed with the Securities and Exchange Commission but has not yet become effective. These shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Inveresk is the leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. The company is based in Cary, North Carolina with major facilities also in Edinburgh, Scotland and Montreal, Canada.